Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Credit Suisse High Yield Bond Fund

We consent to the use of our report dated December 28, 2016, with respect to the financial statements of Credit Suisse High Yield Bond Fund, as of October 31, 2016, incorporated by reference herein and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Experts” in the Statement of Additional Information.

/s/ KPMG LLP

KPMG LLP

New York, New York

July 10, 2017